Exhibit 13.A

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GEROVA Financial Group, Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph J. Bianco, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to GEROVA Financial Group, Ltd. and will be retained by GEROVA Financial Group, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph J. Bianco
Joseph J. Bianco
Chief Executive Officer
(Principal Executive Officer)

June 16, 2010